Exhibit 99.2

SOLICITING DEALER FORM

With Respect to the

FIRST BANCORP.

OFFER TO EXCHANGE

Up                     to shares of Common Stock for any and all of the issued and outstanding shares of its:

7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A (CUSIP: 318672201);

8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B (CUSIP: 318672300);

7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C (CUSIP: 318672409);

7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (CUSIP: 318672508); and

7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (CUSIP: 318672607)

(collectively, “Preferred Stock”) on the terms and conditions set forth in the Prospectus (as defined below).

This Exchange Offer (as defined below) by First BanCorp. (the “Corporation”) will expire at 11:59 p.m., New York City time, on                    , 2013 (such date and time, as it may be extended, the “Expiration Date”). Tendered shares of Preferred Stock may be withdrawn at any time on or prior to the Expiration Date. The proxy solicited in the separate proxy statement must be delivered on or prior to the Expiration Date, which the Board will set as the record date for the proxy solicitation.

Computershare

(Exchange Agent for the Exchange Offer)

By Mail:	By Hand or Overnight Courier:
Computershare	Computershare
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
PO Box 3301	480 Washington Blvd
South Hackensack, NJ 07606	Jersey City, NJ 07310

Sandler O’Neill + Partners, L.P.	Georgeson, Inc.
(Dealer Manager for the Exchange Offer)	(Information Agent for the Exchange Offer)
866-805-4128 (toll-free)	All Holders, Banks and Brokers Call: 866-856-6388
212-466-7807 (collect)

THIS FORM MUST BE DELIVERED TO AN ADDRESS, OR TRANSMITTED VIA FACSIMILE, AS SET FORTH ABOVE. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS FORM IS COMPLETED.

The Corporation is offering to issue, on the terms and subject to the conditions set forth in the preliminary prospectus dated                     , 2013 (the “Prospectus”) included in the Corporation’s registration statement on Form S-4, Registration Statement No. 333-                    , filed with the U.S. Securities and Exchange Commission (the “Commission”), as amended prior to the Expiration Date, and the accompanying letter of transmittal, up to newly issued shares of the Corporation’s common stock, par value $0.10 per share (the “Common Stock”), in exchange (the “Exchange Offer”) for any and all of the issued and outstanding shares of Preferred Stock. In addition, the Corporation is soliciting proxies with respect to a proposal to amend the certificate of designation for shares of each series of Preferred Stock that you own to delete the text of paragraph 2 of Section F., Voting Rights, to remove the right to appoint two additional members to the Board of Directors of the Corporation when the Corporation has not paid dividends for 18 monthly periods (the “Preferred Stock Amendment”). The Preferred Stock Amendment is discussed in the Corporation’s proxy statement filed with the Commission and dated                    , 2013 (the “Proxy Statement”).

To be eligible to receive the soliciting dealer fee (which is described below), a properly completed soliciting dealer form must be received by Computershare (the “Exchange Agent”) on or prior to the Expiration Date. The Corporation shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a soliciting dealer fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of the grant of a proxy to the individuals appointed by the Corporation as proxies (the “proxyholders”) to execute a written consent in favor of the Preferred Stock Amendment).

SOLICITING DEALER FEE

The Corporation will pay brokers, securities dealers, custodians, commercial banks, trust companies and other nominees (each a “soliciting dealer”) a fee in an amount equal to $         for each share of Preferred Stock tendered by a holder of fewer than 10,000 shares of Preferred Stock if such soliciting dealer’s soliciting activities result in (i) the Corporation acceptance of such holder’s shares of Preferred Stock or (ii) such holder’s grant of a proxy in favor of the Preferred Stock Amendment.

The Corporation reserves the right to audit any soliciting dealer to confirm bona fide submission of this form. The Corporation shall, in its sole discretion, determine whether a soliciting dealer has satisfied the criteria for receiving a soliciting dealer fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

Soliciting dealers are not entitled to a soliciting dealer fee with respect to shares of Preferred Stock beneficially owned by such soliciting dealer or with respect to any shares of Preferred Stock that are registered in the name of a soliciting dealer unless such shares of Preferred Stock are held by such soliciting dealer as nominee and are tendered for the beneficial owner of such shares of Preferred Stock or are not tendered for the beneficial owner of such shares of Preferred Stock, but for which a proxy is granted to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.

PAYMENT DETAILS

DTC Participant Name:

DTC Participant Number:

Name of Firm:

Attention:

Address:

Phone Number:

Signature:

(Medallion Stamp Required)

By signing this form you hereby confirm that your request for the soliciting dealer fee is bona fide and has been made on behalf of accounts for separate individual beneficial owners granting a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment. Failure to properly complete and execute this form will render the form defective and the Corporation will not honor your request. Any questions as to what constitutes beneficial ownership should be directed to the Exchange Agent.

The delivery of this form by a soliciting dealer will constitute a representation by it that: (1) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the Prospectus and has not received any other fees or compensation in connection with the Exchange Offer and proxy solicitation; (3) in soliciting a tender or proxy, it has used no solicitation materials other than those furnished by the Corporation; (4) each holder of Preferred Stock that it has solicited has received a copy of the Prospectus and the Proxy Statement, and any amendments thereto; (5) it is either (i) a broker or dealer in securities that is a member of a national securities exchange in the United States or of the Financial Industry Regulatory Authority, Inc. (FINRA) or (ii) a bank or trust company located in the United States; (6) it is not an affiliate of the Corporation or any officer, director or more than 5% stockholder of the Corporation; (7) no soliciting dealer fee has been requested or paid with respect to Preferred Stock tendered for its own account; and (8) the number of shares provided in the table below are the aggregate number of shares tendered from holders that own less than 10,000 shares and that are not beneficially owned by the broker/dealer.

SOLICITING DEALERS SHOULD TAKE CARE TO ENSURE THAT PROPER RECORDS ARE KEPT TO DOCUMENT THEIR ENTITLEMENT TO ANY SOLICITING DEALER FEE. THE CORPORATION AND THE EXCHANGE AGENT RESERVE THE RIGHT TO REQUIRE ADDITIONAL INFORMATION AT THEIR DISCRETION, AS DEEMED WARRANTED.

Soliciting Dealer Fee Form

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form.

Name of Broker/Dealer:

DTC#

Contact Name:

Contact Phone Number:

Fee request for Shares Tendered and Granted a Proxy of less than 10,000 shares

Series and CUSIP	VOI Number	Number of Shares of Preferred Stock Tendered and Granted a Proxy

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)

Soliciting Dealer Fee Form

If the space provided in the table below is inadequate, the required information should be listed on a separate schedule and attached to this form.

Name of Broker/Dealer:

DTC#

Contact Name:

Contact Phone Number:

Fee request for Proxy only of less than 10,000 shares

Series and CUSIP	Number of Shares of Preferred Stock not Tendered but for which a Proxy is Granted

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series A (CUSIP: 318672201)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series B (CUSIP: 318672300)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series C (CUSIP: 318672409)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series D (CUSIP: 318672508)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)

Series E (CUSIP: 318672607)